UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2014

SOLARIS POWER CELLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53982	46-3386352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3111 E. Taqhuitz Canyon Way, Palm Springs, California, 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 760-600-5272

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Background to the Restatements

On March 21, 2014, our Board of Directors concluded, in consultation with management and after discussion with our independent registered public accounting firm, that, we issued shares with a value of $1,420,800 to controlling shareholders for the acquisition of intellectual property, however, the valuation of the shares was incorrect and the value of the intellectual property was incorrectly recorded as well due to the accounting rules on assets acquired from related parties or entities under common control. The value of the shares has been corrected to $2,664,000 based on their fair market value and the value of the intellectual property has been recorded at is historical carrying value of $0 based on the accounting rules.

Effects of Restatement

The following are the previous and corrected balances as of and for the three months ended October 31, 2013:

October 31, 2013			Previously
Financial Statement	Line Item	Corrected	Stated
Balance Sheet	Intangible assets, net	$0	$1,420,800
Balance Sheet	Total assets	$317,585	$1,738,385
Balance Sheet	Additional paid in capital Deficit accumulated during the	3,271,588	2,028,388
Balance Sheet	development stage	$(3,018,979)	$(354,979)
Balance Sheet	Total stockholders’ equity	$314,856	$1,735,656
	Non-cash investing and financing activities –
Statement of Cash Flows	Acquisition of intangible assets for stock	N/A	$1,420,800
	Non-cash investing and financing activities -
Statement of Cash Flows	Acquisition of Intangible Assets and non-cash dividend distribution for stock	$2,664,000	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS POWER CELLS, INC.

By: /s/Vincent A. Palmieri
       Authorized Signatory

March 21, 2014